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                                                                   EXHIBIT 10.19

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to the Employment Agreement between Hoover's, Inc. and Russell Secker effective October 1, 2001 ("Agreement") is entered into as of July 22, 2002 ("Amendment").

1.      The parties wish to eliminate Sections 6(a)-(e) and replace them with the following:

(a) We each recognize that due to the nature of Executive's employment, and your relationship with the Company, you have and will continue to have access to, will continue to acquire, and will continue to assist in developing, Proprietary Information (as defined below) and additional confidential information with respect to its present and prospective services, technologies, systems, clients, customers, agents, and sales and marketing methods. Executive acknowledges that such information is of central importance to the Company's business and that disclosure of it to or its use by others could cause substantial loss to the Company. We each also recognize that an important part of Executive's duties will be to develop good will for the Company through his personal contact with the Company's clients, and that there is a danger that this good will, a proprietary asset of the Company, may follow if and when your relationship with the Company is terminated.

(b) Executive agrees that during the term of his employment with the Company and at any time thereafter, he will not disclose any Proprietary Information of the Company without the prior written consent of the President or Board of Directors of the Company, which may be withheld in their sole and absolute discretion, except in connection with your duties to the Company (the "Nondisclosure Agreement"). Executive also agrees that in connection with this Nondisclosure Agreement, you are also bound by the non-compete provisions below. Executive further acknowledges and agrees that the Company's conduct in providing you with Proprietary Information in exchange for your Nondisclosure Agreement gives rise to the Company's interest in restraining him from competing against the Company as set forth below (the "Non-Compete Agreement"), and that his agreement to the Non-Compete Agreement is designed to enforce his Nondisclosure Agreement. Executive further acknowledges that all Records (as defined below) are and shall remain the exclusive property of the Company, and agrees that upon termination of his employment with the Company he shall return all Records in his possession.

(c) "Record" is defined as the Company's assets, including its: files, accounts, records, customer lists, logbook, documents, drawings, models, plans, specifications, manuals, books, forms, notes, reports, memoranda, studies, surveys, software, flow charts, data, computer programs, listing of source code, calculations, recordings, catalogues, compilations of information, correspondence, confidential data of customers and all copies, abstracts or summaries of the foregoing in any storage medium, as well as computers, computer equipment, laptops, instruments, tools, storage devices, disks, equipment and all other physical items related to the business of the Company (other than merely personal items of a general professional nature), whether of a public nature or not, and whether prepared by the employee or not.

(d) "Proprietary Information" is defined as follows: any confidential business or technical information or trade secrets of the Company which an employee acquires while employed by the

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Company, whether or not conceived of, developed or prepared by the employee or at his direction and includes:

               i. Any information or compilation of information concerning the Company's financial position, financing, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, investments, costs, profits, plans for future development, employees, prospective employees, research, development, formulae, patterns, strategy, inventions, plans, specifications, devices, products, procedures, processes, operations, techniques, software, computer programs or data;

               ii. Any information or compilation of information concerning the identity, plans, requirements, preferences, practices and methods of doing business on specific customers, suppliers, prospective customers and prospective suppliers of the Company;

               iii. Any other information or "know how" which is related to any product, process, service, business or research of the Company; and

               iv. Any information which the Company acquires from another party and treats as its proprietary information or designates as "Confidential," whether or not owned or developed by the Company.

               v. The identity, skills and compensation of employees, contractors, and consultants.

               vi. Information related to inventions owned by the Company or licensed from third parties.

(e) Notwithstanding the foregoing, "Proprietary Information" does not include any of the following:

1. Information which is publicly known or which is generally employed by the trade, whether on or after the date that an employee first acquires the information;

2. General information or knowledge which an employee would have learned in the course of similar work elsewhere in the trade; or

3. Information which an employee can prove was known by the employee before the commencement of the employee's engagement by the Company.


     2. Section 7(a) is amended as follows:

(a) The Company shall have the right to terminate the employment of Executive under this Agreement at any time, and without notice, for "Cause" as hereinafter defined. "Cause" is defined as any of the following, if they occur during the period of your employment with the Company:

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     (i)   You have been or are guilty of (i) a criminal offense involving moral turpitude, (ii) criminal or dishonest conduct pertaining to the business or affairs of the Company (including, without limitation, fraud and misappropriation), (iii) any act or omission the intended or likely consequence of which is material injury to the Company's business, property or reputation, which act or omission continues uncured for a period of ten (10) days after you have received written notice from the Company, and (iv) gross negligence or willful misconduct which continues uncured for a period of ten (10) days after you have received written notice from the Company;

     (ii) You persist, for a period of ten (10) days after written notice from the Company, in a course of conduct reasonably determined by the Company to be in material violation of your duties to the Company, including without limitation duties of care, loyalty and/or fiduciary duties;

     (iii) Your death; or

     (iv) The continuous and uninterrupted inability to perform your duties on behalf of the Company, by reason of accident, illness, or disease, for a period of sixty (60) days from the first day of such inability to perform his duties.

3. The parties wish to amend and replace entirely Section 7(g)(i) of the Agreement with the following:

           (i)(A) as Severance Payments where there has been no Change in Control of Company, his then applicable salary compensation (payable monthly) for a period of six (6) months from the date of such termination, less all applicable withholdings required by state or federal law (and the Executive shall be under no obligation to mitigate his/her damages or seek other employment).

           (B) As Severance Payments following a Termination Upon Change in
           Control:

           1) his then applicable salary compensation (payable monthly) for a period of twelve months in accordance with the Company's regular payroll schedule.

           2) If after termination he elects COBRA continuation coverage for health insurance, the Company will pay the difference in premiums between what he paid while employed at the Company and the actual cost of the COBRA premiums, until the earlier of the date he is no longer eligible for COBRA or the conclusion of the Severance Payment Period.

           3) He will also be entitled to receive the pro rata portion of your bonus for the then-current fiscal year, calculated by determining the maximum bonus for which you would be eligible for such full fiscal year and multiplying such amount by the number of days in such fiscal year through the date of termination divided by 365. For purposes of determining the maximum bonus for which he will be eligible, such maximum bonus is currently set at fifty percent (50%) of your base salary for the

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               fiscal year ending March 31, 2003; in the event that at any point in a subsequent fiscal year, the Company has not yet specified a bonus plan for him, then the maximum bonus to which you were entitled in the previous fiscal year will apply for the purposes of this Section.

           3) In the event that any payment or distribution by the Company to or for the benefit of him as a result of a Termination Upon Change of Control (whether paid or payable or distributed or distributable pursuant to the terms of this Severance Agreement or otherwise) (a "Payment") is determined by the Company or its designated auditors or accountants to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by him with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to him an additional payment (a "Gross-Up Payment")

           4)  "Change of Control" shall mean:

                  1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company.

                  2. Individuals who, as of the date hereof, constitute the Board (the Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

                  3. Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own directly or indirectly, more than 60% of the then-outstanding

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                  shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  4. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

           5) "Termination Upon Change of Control" is defined as any of the following, if they occur within eighteen (18) months following a Change in Control:

                        i.  The Company terminates his employment without Cause;

                       ii. The Company reduces his base salary from its current level and he resigns within 30 days of such action; or

                      iii.  The Company relocates his office more than fifty
                            (50) miles from his current office and he resigns within 30 days of such action.

4. The parties agree to eliminate Section 8(a)-(e) and replace it with the following:

(a) During Executive's employment with the Company, he will not, directly or indirectly, participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes with the Company in the state of Texas, or in any other state in the United States, or in any country in the world, in the conduct of the business of the Company as conducted or as proposed to be conducted, nor shall you engage in any other activities that conflict with his obligations to the Company. Notwithstanding the foregoing, Executive is permitted to own up to 1% of any class of securities of any corporation in competition with the Company that is traded on a national securities exchange or through Nasdaq.

(b) Executive agrees that for 12 months following the termination of his employment for any reason:

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           (i) Executive will not directly or indirectly, in any jurisdiction where the Company is operating as of the date of your termination, whether as a partner, proprietor, employee, consultant, agent or otherwise, participate or engage in any business with any of the following companies without the prior written consent of the Company:

                          OneSource
                          Factiva
                          Multex/MarketGuide

           (ii) Executive will be restricted from employment with the units of Bloomberg, Dun & Bradstreet, Reuters, Reed-Elsevier, Thomson, InfoUSA, Dow Jones or Yahoo, as well as any new entities, that are actively engaged in the provision of business information to users on a paid, subscription basis; provided that in order to enforce this non-competition restriction as against any additional entity other than those set forth in Sections (c)(i) above or this paragraph (an "Additional Entity"), the Company shall have given notice to you of the inclusion of such Additional Entity to the restricted employer list at least thirty (30) days prior to the date on which you were terminated; provided that if the existence of such new company does not become generally known within the business community until within 30 days of the date of his termination, the Company shall have thirty
           (30) days from the earlier of the date on which it became aware of the existence of such entity, or the date on which it should reasonably have become aware of the existence of such entity based on publicly available information, to inform you of the application of this provision to such entity.

(c) Executive agrees that for 12 months following the termination of your employment for any reason, you shall not, directly or indirectly:

           (i) For his own account, or for the account of others, interfere with, solicit, or accept for yourself, or for the benefit of anyone other than the Company, as measured at the time of your termination, any of the clients or customers of the Company, or perform any services of any competitive nature in connection with said clients or customers for anyone other than the Company. The restrictions will not prohibit Executive from soliciting clients or customers of the Company with respect to the provision of products or services that are in no way competitive with any products and/or services offered by the Company at such time.

           (ii) Urge any client or customer of the Company to discontinue business, in whole or in part, or not do business, with the Company.

(d) Solicit, hire or arrange to hire any person who at the time of such hire or within three (3) months prior to the time of such hire was an employee of the Company, for yourself or for any business entity with which you may be, or may be planning to be, affiliated or associated with, or otherwise interfere with the retention of employees that the Company desires to retain as such.

(e) Executive expressly acknowledges and agrees (i) that the restrictions set forth in this entire Section are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Company hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for this Severance Agreement. Executive specifically agrees that the Non-Compete Agreement is to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of the Non-

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Compete Agreement is too broad to be enforced as written, the Company and
Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable, provided, however, that such reformation applies only with respect to the operation of such provision in the particular jurisdiction with respect to which such determination was made. If, however, any provision of the Non-Compete Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     5. The parties agree to delete Section 9, Options and replace it with the following:

Executive acknowledges receipt of all stock options issued to him pursuant to the Agreement. Attached as Exhibit A are the salient terms of these stock options.

     6. In all other respects, the Agreement shall remain in full force and effect.


HOOVER'S, INC.                                 EXECUTIVE

By:
    -------------------------------            --------------------------------
                                               Russell Secker
Its:
    -------------------------------

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[HOOVER'S LOGO]

                                    EXHIBIT A

                                 HOOVER'S, INC.

                        NOTICE OF GRANT OF STOCK OPTION,

                       PENDING BOARD OF DIRECTORS APPROVAL

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Hoover's, Inc. (the "Corporation"):

           OPTIONEE: Russell Secker

           GRANT DATE:  June 28, 2001

           VESTING COMMENCEMENT DATE: JUNE 29, 2001

           EXERCISE PRICE:  $4.51

           NUMBER OF OPTION SHARES: 13,000

           EXPIRATION DATE:  June 28, 2010

           EXERCISE SCHEDULE: The Option shall become exercisable with respect to fourteen percent (14%) of the Option Shares upon Optionee's completion of six months of Service from the Vesting Commencement Date. Thereafter, The options will vest ratably and monthly over the remaining 36 months of the vesting period. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Hoover's, Inc. 1999 Stock Incentive Plan (the "Plan"), and formal approval of the Corporation's Board of Directors. Optionee further agrees to be bound by the terms of the Plan and the terms of the Option, as set forth in the Stock Option Agreement to be provided by the Corporation upon formal approval of the Option by the Corporation's Board of Directors. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service with the Corporation. or its subsidiary, Hoover's Online Europe Limited, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly

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reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     EMPLOYEE INDEMNITY. As a condition to acceptance of the Option, Optionee will agree to the following: (i) in the event that PAYE is payable, Optionee will indemnify the Corporation and/or Hoover's Online Europe Limited to the extent of such PAYE; and (ii) in the event that secondary class I National Insurance Contributions are payable by the Corporation or Hoover's Online Europe Limited, Optionee will indemnify the Corporation and/or Hoover's Online Europe Limited to the extent of such secondary Class I National Insurance Contributions.

DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: June 28, 2001